As filed with the Securities and Exchange Commission on June 14, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

The Yankee Candle Company, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts (State or Other Jurisdiction of Incorporation or Organization)	04-2591416 (I.R.S. Employer Identification No.)

16 Yankee Candle Way South Deerfield, Massachusetts	01373
(Address of Principal Executive Offices)	(Zip Code)

The Yankee Candle Company, Inc. 401(k) and Profit Sharing Plan
(Full Title of the Plan)

James A. Perley
Senior Vice President, General Counsel
16 Yankee Candle Way
South Deerfield, Massachusetts 01373
(Name and Address of Agent For Service)
(413) 665-8306
(Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of		Maximum	Maximum
Securities to be	Amount to be	Offering Price Per	Aggregate	Amount of
Registered	Registered(1)	Share	Offering Price	Registration Fee
Common Stock, $0.01 par value per share	50,000 shares	$31.53 (2)	$1,576,500 (2)	$185.55

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the New York Stock Exchange on June 10, 2005.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Item 1. Plan Information.

     The information required by Item 1 is included in documents sent or given to participants in the plans covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”).

     Item 2. Registrant Information and Employee Plan Annual Information.

     The written statement required by Item 2 is included in documents sent or given to participants in the plans covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3. Incorporation of Documents by Reference.

     The registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). The following documents, which are on file with the Commission, are incorporated in this registration statement by reference:

     (a) The registrant’s Annual Report on Form 10-K for the fiscal year ended January 1, 2005.

     (b) The Plan’s Annual Report on Form 11-K for the fiscal year ended December 31, 2004.

     (c) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

     (d) The description of the securities contained in the registrant’s registration statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

     Item 4. Description of Securities.

     Not applicable.

     Item 5. Interests of Named Experts and Counsel.

     Not applicable.

     Item 6. Indemnification of Directors and Officers.

     The registrant’s Articles of Organization provide that the directors and officers of the registrant shall be indemnified by the registrant to the fullest extent authorized by Massachusetts law, as it now exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with service for or on behalf of the registrant, except with respect to any matter that such director or officer has been adjudicated not to have acted in good faith in the reasonable belief that his action was in the best interests of the registrant or, to the extent such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

     The registrant has entered into agreements to indemnify its directors and officers in addition to the indemnification provided for in the Articles of Organization. These agreements, among other things, indemnify the registrant’s directors and officers to the fullest extent permitted by Massachusetts law for certain expenses (including attorneys’ fees), judgments, fines, penalties and settlement amounts incurred by such person arising out of or in connection with such person’s service as a director or officer of the registrant or an affiliate of the registrant.

     Policies of insurance are maintained by the registrant under which its directors and officers are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of, and certain liabilities which might be imposed as a result of, actions, suits or proceedings to which they are parties by reason of being or having been such directors or officers.

     Item 7. Exemption from Registration Claimed.

     Not applicable.

     Item 8. Exhibits.

     The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

     Item 9. Undertakings.

     1. Item 512(a) of Regulation S-K. The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. Item 512(b) of Regulation S-K. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Item 512(h) of Regulation S-K. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in South Deerfield, Massachusetts, on this 14th day of June, 2005.

The Yankee Candle Company, Inc.
By:	/s/ Craig W. Rydin
Craig W. Rydin
Chairman and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

     We, the undersigned officers and directors of The Yankee Candle Company, Inc., hereby severally constitute and appoint Craig W. Rydin, Bruce H. Besanko and James A. Perley, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable The Yankee Candle Company, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Craig W. Rydin Craig W. Rydin	Chairman of the Board of Directors and Chief Executive Officer (Principal executive officer)	June 14, 2005

/s/ Bruce H. Besanko Bruce H. Besanko	Senior Vice President, Finance and Chief Financial Officer (Principal financial officer)	June 14, 2005

/s/ Gerald F. Lynch Gerald F. Lynch	Vice President, Controller (Principal accounting officer)	June 14, 2005

/s/ Michael G. Archbold
	Director	June 14, 2005
Michael G. Archbold

Signature	Title	Date
/s/ Dale F. Frey
Dale F. Frey	Director	June 14, 2005

/s/ Michael F. Hines
	Director	June 14, 2005
Michael F. Hines

/s/ Sandra J. Horbach
	Director	June 14, 2005
Sandra J. Horbach

/s/ Carol M. Meyrowitz
	Director	June 14, 2005
Carol M. Meyrowitz

/s/ Robert J. O’Connell
	Director	June 14, 2005
Robert J. O’Connell

/s/ Michael B. Polk
	Director	June 14, 2005
Michael B. Polk

/s/ Ronald L. Sargent
	Director	June 14, 2005
Ronald L. Sargent

/s/ Vijay Vishwanath
	Director	June 14, 2005
Vijay Vishwanath

/s/ Doreen A. Wright
	Director	June 14, 2005
Doreen A. Wright

     The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in South Deerfield, Massachusetts, on this 14th day of June, 2005.

The Yankee Candle Company, Inc. 401 (k) and Profit Sharing Plan

By:	The Yankee Candle Company, Inc., in its capacity as Plan Sponsor

By:	/s/ Bruce H. Besanko
	Name:	Bruce H. Besanko
	Title:	Senior Vice President, Finance and Chief Financial Officer

INDEX TO EXHIBITS

Number	Description
4.1(1)	Restated Articles of Organization of The Yankee Candle Company, Inc.

4.2 (2)	Amended and Restated By-Laws of The Yankee Candle Company, Inc.

5.1	Internal Revenue Service Determination Letter dated August 9, 2004.

23.2	Consent of Deloitte & Touche LLP

24	Power of attorney (included on the signature pages of this registration statement)

99	The Yankee Candle Company, Inc. 401(k) and Profit Sharing Plan

(1)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Registration Statement on Form S-1 (File No. 333-76397) and incorporated herein by reference.

(2)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Current Report on Form 8-K filed on June 8, 2005 and incorporated herein by reference.